EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Sector 5 Receives SEC Approval to Change its SIC Code to Electronic Computers

ALEXANDRIA, VA, September 1, 2016- Sector 5, Inc. (OTCQB: SECT) announces that the Securities and Exchange Commission has approved the Company's request to change its Standard Industrial Classification (SIC) code from 2330 Woman’s, Misses, and Juniors Outwear to Electronic Computers SIC Code 3571 effective immediately.

"Changing our SIC code emphasizes the change of Sector 5 to a consumer electronics OEM and ODM oriented company," said Roger McKeague, Sector 5’s CEO. "During this year we have expanded our relationship with Google which now includes two approved Chromebooks.”

Sector 5, Inc. (OTCQB: SECT) is a Publicly Traded Proud American Corporation, that develops, manufactures, and sells innovative consumer electronics under its brand name, Sector 5. Sector 5 markets its Chromebooks to educational organizations and other B2B’s, and B2C sales channels and distribution with retail sales on AMAZON. It is in development of several new products to serve both the educational, business and retail markets.

Email: contact@sector-five.com

Phone number: 1-571-348-1005

Follow the company on Twitter@sectorfiveinc and Facebook.com/sect5. For more information at www.sector-five.com.

Forward Looking Statement:

Certain statements made in this release are "forward-looking statements" regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions and future business and financial decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this website will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein particularly in view of the current early stage of our operations and lack of sufficient financing, the inclusion of such information should not be regarded as a statement by us or any other person that our objectives and plans will be achieved. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk factors set forth in our periodic reports and other filings we make with the U.S Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by federal securities law.